Exhibit 1.1

Skyworks Solutions, Inc.

$800,000,000 5.000% Senior Notes due 2028

$600,000,000 5.750% Senior Notes due 2032
$600,000,000 6.250% Senior Notes due 2036

Underwriting Agreement

August 4, 2026

Goldman Sachs & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Skyworks Solutions, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $800,000,000 principal amount of its 5.000% Senior Notes due 2028 (the “2028 Notes”), $600,000,000 principal amount of its 5.750% Senior Notes due 2032 (the “2032 Notes”) and $600,000,000 principal amount of its 6.250% Senior Notes due 2036 (the “2036 Notes” and, together with the 2028 Notes and the 2032 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of August 10, 2026 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a First Supplemental Indenture to be dated as of August 10, 2026 with respect to the 2028 Notes (the “First Supplemental Indenture”), a Second Supplemental Indenture to be dated as of August 10, 2026 with respect to the 2032 Notes (the “Second Supplemental Indenture”) and a Third Supplemental Indenture to be dated as of August 10, 2026 with respect to the 2036 Notes (the “Third Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.               Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-297918), on August 3, 2026, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:25 P.M., New York City time, on August 4, 2026, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated August 3, 2026, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Company has entered into an Agreement and Plan of Merger, dated as of October 27, 2025 (as amended, supplemented, amended and restated, restated or otherwise modified from time to time, the “Merger Agreement”), with Qorvo, Inc., a Delaware corporation (“Qorvo”), Comet Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), and Comet Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), pursuant to which, subject to the satisfaction or waiver of the conditions specified therein, (i) Merger Sub I will be merged with and into Qorvo (the “First Merger”), with Qorvo surviving the First Merger, and (ii) immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, Qorvo will be merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of the Company. The Company intends to use the net proceeds from the offering of the Securities, together with existing cash and cash equivalents, to finance the cash consideration of approximately $3.00 billion for the Mergers. In the event the consummation of the Mergers does not occur, the Company intends to use the net proceeds from the 2032 Notes for general corporate purposes. Subject to the terms of the Indenture, the 2028 Notes and the 2036 Notes will be redeemed (the “Special Mandatory Redemption”), in whole and not in part, at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest thereon to, but excluding, the date of the Special Mandatory Redemption, in the event that (i) the consummation of the Mergers does not occur on or before 11:59 p.m. Pacific Time on November 3, 2027, (ii) the Company notifies the Trustee and the holders of the 2028 Notes and the 2036 Notes that it will not pursue the consummation of the Mergers or (iii) the Merger Agreement has been terminated without the consummation of the Mergers. The 2032 Notes will not be subject to the Special Mandatory Redemption if the Mergers are not completed.

2.               Purchase and Sale of the Securities.

(a)             The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (i) the respective principal amount of 2028 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.472% of the principal amount thereof plus accrued interest, if any, from August 10, 2026 to the Closing Date (as defined below), (ii) the respective principal amount of 2032 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.332% of the principal amount thereof plus accrued interest, if any, from August 10, 2026 to the Closing Date and (iii) the respective principal amount of 2036 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.030% of the principal amount thereof plus accrued interest, if any, from August 10, 2026 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)             The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)             Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time, on August 10, 2026, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)             Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing each series of Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)             The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by any Representative or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

3.               Representations and Warranties of the Company. The Company (it being understood that, prior to the Closing Date, all representations and warranties with respect to Qorvo and its subsidiaries are made to the knowledge of the Company) represents and warrants to each Underwriter that:

(a)             Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)             Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)             Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)             Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and at the Closing Date will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)             Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

(f)             Financial Statements. The financial statements and the related notes thereto of the Company and Qorvo included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company or Qorvo, as applicable, and their respective subsidiaries as of the dates indicated and the results of their operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company or Qorvo, as applicable, and their respective subsidiaries and presents fairly the information shown thereby. The unaudited pro forma financial statements, together with the related notes and any supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, fairly present the information shown therein and have been compiled on a basis substantially consistent with the audited financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; and such unaudited pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act (including, without limitation, Regulation S-X promulgated by the Commission), the assumptions underlying such pro forma financial statements are reasonable and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)             No Material Adverse Change. Since the date of the most recent financial statements of the Company or Qorvo, as applicable, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of capital stock of the Company or Qorvo upon the exercise of stock options described as outstanding in, and the grant and/or vesting of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus or the purchase of capital stock of the Company pursuant to stock repurchase programs described in the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Company or Qorvo or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Qorvo on any class of capital stock (other than dividends declared on capital stock of the Company or Qorvo in the ordinary course of business and consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries (including Qorvo and its subsidiaries, assuming consummation of and giving effect to, the Mergers) taken as a whole; (ii) none of the Company, Qorvo or any of their respective subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries (including Qorvo and its subsidiaries, assuming consummation of and giving effect to, the Mergers) taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries (including Qorvo and its subsidiaries, assuming consummation of and giving effect to, the Mergers) taken as a whole; and (iii) none of the Company, Qorvo or any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing. Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act (each, a “significant subsidiary”)), and Qorvo and its subsidiaries, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries (including Qorvo and its subsidiaries, assuming consummation of and giving effect to, the Mergers) taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i)             Capitalization. The Company has the authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company and Qorvo have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company or Qorvo, as applicable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)              Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby by the Company has been duly and validly taken.

(k)             The Indenture. The Indenture will have been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(l)               The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)             [Reserved.]

(o)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p)             No Violation or Default. None of the Company or any of its significant subsidiaries, or Qorvo or any of its subsidiaries, is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries, or Qorvo or any of its subsidiaries, is a party or by which the Company or any of its significant subsidiaries, or Qorvo or any of its subsidiaries, is bound or to which any property, right or asset of the Company or any of its significant subsidiaries, or Qorvo or any of its subsidiaries, is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)             No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its significant subsidiaries, as applicable, pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)             No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s)              Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations or proceedings (“Actions”) pending to which the Company, Qorvo or any of their respective subsidiaries is a party or to which any property of the Company, Qorvo or any of their respective subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company, Qorvo or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t)              Independent Accountants. (i) KPMG LLP (the “Company Auditors”), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act; and (ii) Ernst & Young LLP (the “Qorvo Auditors”), who have certified certain financial statements of Qorvo and its subsidiaries, are independent public accountants with respect to Qorvo and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)            Title to Real and Personal Property. The Company and its significant subsidiaries, and Qorvo and its subsidiaries, have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Qorvo and their respective subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Qorvo and their respective subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)             Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its significant subsidiaries, and Qorvo and its subsidiaries, own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company, Qorvo and their respective subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company, Qorvo and their respective subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) the Intellectual Property of the Company and its significant subsidiaries, and Qorvo and its subsidiaries, is not being infringed, misappropriated or otherwise violated by any person.

(w)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Qorvo or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, Qorvo or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(x)             Investment Company Act. Neither the Company nor Qorvo is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)             Taxes. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as is being contested in good faith and for which adequate reserve or accrual has been established in accordance with GAAP, the Company, Qorvo and their respective subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company, Qorvo or any of their respective subsidiaries or any of their respective properties or assets.

(z)             Licenses and Permits. The Company, Qorvo and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Company, Qorvo or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa)           No Labor Disputes. No labor disturbance by or dispute with employees of the Company, Qorvo or any of their respective subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the principal suppliers, contractors or customers of the Company, Qorvo or any of their respective subsidiaries, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company, Qorvo or any of their respective subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb)          Certain Environmental Matters. (i) The Company, Qorvo and their respective subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of or relating to the Company, Qorvo or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company, Qorvo or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company, Qorvo and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Qorvo and their respective subsidiaries, and (z) none of the Company, Qorvo or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc)           Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Qorvo or any member of their respective “Controlled Groups” (defined as any entity, whether or not incorporated, that is under common control with the Company or Qorvo, as applicable, within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or Qorvo, as applicable, under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the Company, Qorvo or any member of their respective Controlled Groups has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, Qorvo or their respective Controlled Group affiliates in the current fiscal year of the Company, Qorvo and their respective Controlled Group affiliates compared to the amount of such contributions made in the Company’s, Qorvo’s and their respective Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, Qorvo and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s, Qorvo’s and their respective subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)          Disclosure Controls. Each of the Company, Qorvo and their respective subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company or Qorvo, as applicable, in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s or Qorvo’s management, as applicable, as appropriate to allow timely decisions regarding required disclosure. Each of the Company, Qorvo and their respective subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)           Accounting Controls. Each of the Company, Qorvo and their respective subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each of the Company, Qorvo and their respective subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s or Qorvo’s internal controls, as applicable.

(ff)             Insurance. The Company, Qorvo and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Qorvo and their respective subsidiaries and their respective businesses except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, Qorvo or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, in each case except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(gg)           No Unlawful Payments. None of the Company, Qorvo or any of their respective subsidiaries, or any director, officer or employee of the Company, Qorvo or any of their respective subsidiaries or, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company, Qorvo or any of their respective subsidiaries has (i) used any Company or Qorvo funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Qorvo and their respective subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)           Compliance with Anti-Money Laundering Laws. The operations of the Company, Qorvo and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020 and the applicable money laundering statutes of all jurisdictions where the Company, Qorvo or any of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, Qorvo and their respective subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)              No Conflicts with Sanctions Laws. None of the Company, Qorvo or any of their respective subsidiaries, directors, officers or employees, or, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company, Qorvo or any of their respective subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Qorvo, or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria (with respect to Syria, only until July 1, 2025), the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region identified by Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would reasonably be expected to result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, Qorvo and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country, in each case in violation of any Sanctions.

(jj)              [Reserved.]

(kk)            [Reserved.]

(ll)              No Restrictions on Subsidiaries. No subsidiary of the Company or Qorvo is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or Qorvo, as applicable, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or Qorvo, as applicable, any loans or advances to such subsidiary from the Company or Qorvo, as applicable, or from transferring any of such subsidiary’s properties or assets to the Company or Qorvo, as applicable, or any other subsidiary of the Company or Qorvo, as applicable, except for any such prohibitions or restrictions as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(mm)         No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)           No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo)           No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(pp)           Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)            Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company, Qorvo and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company, Qorvo and their respective subsidiaries as currently conducted, free and clear of bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company, Qorvo and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been or are expected to be remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company, Qorvo and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss)             Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, Qorvo or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)              Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(uu)           Merger Agreement. The Merger Agreement is in full force and effect, and the Company has not received any notice of breach or termination of the Merger Agreement.

4.                Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)              Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act and will file or furnish promptly all reports and any definitive proxy or information statements required to be filed or furnished by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)              Delivery of Copies. The Company will deliver, without charge, to each Representative and to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including, upon request, all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)              Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably withheld.

(d)             Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; and (ii) during the Prospectus Delivery Period (A) when any amendment to the Registration Statement has been filed or becomes effective; (B) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (D) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (E) of the occurrence of any event or development as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (F) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)             Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)               Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)              Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify or qualify to do business in any jurisdiction, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities being offered in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)              Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)               Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)               Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k)              DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)               No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (it being understood that the Company makes no representation as to the actions taken by or on behalf of any Underwriter in connection with the offering of the Securities).

(m)             [Reserved.]

(n)              Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)               It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)               It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)              Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)              Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)               No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)               No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)               Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                Comfort Letters of Company Auditors. On the date of this Agreement and on the Closing Date, the Company Auditors shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)               Comfort Letters of Qorvo Auditors. On the date of this Agreement and on the Closing Date, the Qorvo Auditors shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Qorvo contained in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)              Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, tax opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)               [Reserved.]

(j)               Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)             No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)              Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and in such other jurisdictions as the Representatives may reasonably request, in each case in writing or by any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n)             Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(o)             [Reserved.]

(p)             Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(q)             [Reserved.]

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.               Indemnification and Contribution.

(a)             Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) of this Section 7.

(b)             Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting”.

(c)              Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)              Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)              Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)              Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.               Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.               Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Nasdaq Global Select Market, the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.              Defaulting Underwriter.

(a)                If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)             If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)             If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                Payment of Expenses.

(a)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)               If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.               Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.               Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.               Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.               Miscellaneous.

(a)               Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives, on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department; c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901-7881; c/o J.P. Morgan Securities LLC, 270 Park Ave, New York, NY 10017, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081; c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Company shall be given to it at Skyworks Solutions, Inc. (fax: (949) 725-1772); Attention: General Counsel; with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, 2000 Avenue of the Stars, Los Angeles, California, Attention: Michelle Gasaway (Michelle.Gasaway@skadden.com).

(c)               Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)               Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(e)               Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)                Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)               Recognition of Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024. Notwithstanding anything to the contrary in, and to the exclusion of any other term or condition of, this Agreement or any other agreement, arrangement, or understanding, each party to this Agreement agrees, in accordance with regulation 33 of the FSM Regulations, to be bound by:

a.	section 92 of the FSM Act; and

b.	any suspension of the exercise of any termination right in this Agreement made by the MAS under section 93 of the FSM Act,

in relation to the qualifying pertinent financial institution or its subsidiary relating to this Agreement to the extent required by and in accordance with the FSM Regulations.

This Section 16(g) shall be interpreted in accordance with the FSM Regulations and the FSM Act.

For the purposes of this Section 16(g):

“FSM Act” shall mean the Financial Services and Markets Act 2022 of Singapore.

“FSM Regulations” shall mean the Financial Services and Markets (Resolution of Financial Institutions) Regulations 2024 of Singapore.

“MAS” shall mean the Monetary Authority of Singapore.

“qualifying pertinent financial institution” means a bank that is incorporated in Singapore and to which a direction is issued under section 52(1) of the FSM Act.

“termination right” shall have the meaning set out in section 91 of the FSM Act.

(h)               Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)                 Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)                 Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)                Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SKYWORKS SOLUTIONS, INC.

By:	/s/ Philip Carter
	Name:	Philip Carter
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

For themselves and on behalf of the several

Underwriters listed in Schedule 1 hereto.

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Zwart
	Name:	Jonathan Zwart
	Title:	Managing Director

BofA Securities, Inc.

By:	/s/ Cody Kiechle
	Name:	Cody Kiechle
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

Wells Fargo Securities, LLC

By:	/s/ Liz Wilson
	Name:	Liz Wilson
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased
Goldman Sachs & Co. LLC	$280,000,000	$210,000,000	$210,000,000
BofA Securities, Inc.	$80,000,000	$60,000,000	$60,000,000
Citigroup Global Markets Inc.	$80,000,000	$60,000,000	$60,000,000
J.P. Morgan Securities LLC	$80,000,000	$60,000,000	$60,000,000
Wells Fargo Securities, LLC	$80,000,000	$60,000,000	$60,000,000
Academy Securities, Inc.	$24,000,000	$18,000,000	$18,000,000
BNP Paribas Securities Corp.	$40,000,000	$30,000,000	$30,000,000
Oversea-Chinese Banking Corporation Limited	$24,000,000	$18,000,000	$18,000,000
PNC Capital Markets LLC	$24,000,000	$18,000,000	$18,000,000
RBC Capital Markets, LLC	$24,000,000	$18,000,000	$18,000,000
U.S. Bancorp Investments, Inc.	$40,000,000	$30,000,000	$30,000,000
Bank of China (Europe) S.A.	$12,000,000	$9,000,000	$9,000,000
HSBC Securities (USA) Inc.	$12,000,000	$9,000,000	$9,000,000
Total	$800,000,000	$600,000,000	$600,000,000

Schedule 2

Significant Subsidiaries of the Company

1.	Skyworks Filter Solutions Japan Co. Ltd.
2.	Skyworks Global Pte. Ltd.
3.	Skyworks Luxembourg S.a.r.l.

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated August 4, 2026, substantially in the form of Annex B.

Annex B

[See attached]

Issuer Free Writing Prospectus
Dated August 4, 2026
Filed pursuant to Rule 433
Registration No. 333-297918

Skyworks Solutions, Inc.

$800,000,000 5.000% Senior Notes due 2028

$600,000,000 5.750% Senior Notes due 2032

$600,000,000 6.250% Senior Notes due 2036

Pricing Term Sheet

	5.000% Senior Notes due 2028	5.750% Senior Notes due 2032	6.250% Senior Notes due 2036
	(the “2028 Notes”)	(the “2032 Notes”)	(the “2036 Notes” and, together with the 2028 Notes and the 2032 Notes, the “notes”)
Issuer:	Skyworks Solutions, Inc.	Skyworks Solutions, Inc.	Skyworks Solutions, Inc.
Principal Amount:	$800,000,000	$600,000,000	$600,000,000
Coupon:	5.000%	5.750%	6.250%
Format:	SEC Registered	SEC Registered	SEC Registered
Trade Date:	August 4, 2026	August 4, 2026	August 4, 2026
Settlement Date:	August 10, 2026 (T+4)(1)	August 10, 2026 (T+4)(1)	August 10, 2026 (T+4)(1)
Maturity Date:	August 10, 2028	January 10, 2032	August 10, 2036
Public Offering Price:	99.722% of the principal amount	99.932% of the principal amount	98.680% of the principal amount
Yield to Maturity:	5.148%	5.766%	6.431%
Benchmark Spread to Treasury:	95 basis points	143 basis points	180 basis points
Benchmark Treasury Issue:	4.250% due July 31, 2028	4.375% due July 31, 2031	4.375% due May 15, 2036
Benchmark Treasury Price:	100-03 ⅛	100-05+	98-00
Benchmark Treasury Yield:	4.198%	4.336%	4.631%
Interest Payment Dates:	February 10 and August 10, commencing February 10, 2027	January 10 and July 10, commencing January 10, 2027	February 10 and August 10, commencing February 10, 2027
Optional Redemption:	Par call: None. Make-whole call at T+15 basis points.	Par call on or after December 10, 2031 (the date that is one month prior to maturity). Make-whole call at T+25 basis points.	Par call on or after May 10, 2036 (the date that is three months prior to maturity). Make-whole call at T+30 basis points.

	5.000% Senior Notes due 2028	5.750% Senior Notes due 2032	6.250% Senior Notes due 2036
Special Mandatory Redemption:	Mandatorily redeemable at 101% of the principal amount of the 2028 Notes then outstanding plus accrued and unpaid interest to, but not including, the date of the special mandatory redemption if (i) the consummation of the Mergers (as defined in the prospectus supplement) does not occur on or before 11:59 p.m. Pacific Time on November 3, 2027, (ii) the Issuer notifies the trustee and the holders of the 2028 Notes that the Issuer will not pursue the consummation of the Mergers or (iii) the Merger Agreement (as defined in the prospectus supplement) has been terminated without the consummation of the Mergers (any event described in clause (i), (ii) or (iii), a “Special Mandatory Redemption Trigger”).	None.	Mandatorily redeemable at 101% of the principal amount of the 2036 Notes then outstanding plus accrued and unpaid interest to, but not including, the date of the special mandatory redemption upon the occurrence of a Special Mandatory Redemption Trigger.
Change of Control Repurchase Event Put:	101% of the principal amount plus accrued interest to, but not including, the repurchase date.	101% of the principal amount plus accrued interest to, but not including, the repurchase date.	101% of the principal amount plus accrued interest to, but not including, the repurchase date.
CUSIP:	83088MAP7	83088MAQ5	83088MAR3
ISIN:	US83088MAP77	US83088MAQ50	US83088MAR34
Ratings*:	[Reserved]	[Reserved]	[Reserved]
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof	$2,000 and integral multiples of $1,000 in excess thereof	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:	Goldman Sachs & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC	Goldman Sachs & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC	Goldman Sachs & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC
Senior Co-Managers:	Academy Securities, Inc. BNP Paribas Securities Corp. Oversea-Chinese Banking Corporation Limited** PNC Capital Markets LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc.***	Academy Securities, Inc. BNP Paribas Securities Corp. Oversea-Chinese Banking Corporation Limited** PNC Capital Markets LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc.***	Academy Securities, Inc. BNP Paribas Securities Corp. Oversea-Chinese Banking Corporation Limited** PNC Capital Markets LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc.***
Co-Managers:	Bank of China (Europe) S.A. HSBC Securities (USA) Inc.	Bank of China (Europe) S.A. HSBC Securities (USA) Inc.	Bank of China (Europe) S.A. HSBC Securities (USA) Inc.

(1) The Issuer expects that delivery of the notes will be made against payment therefor on or about August 10, 2026, which will be the fourth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day before settlement will be required, by virtue of the fact that the notes initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the first business day before settlement should consult their own advisors.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

**Oversea-Chinese Banking Corporation Limited (“OCBC”) is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States.  Accordingly, OCBC shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States.  OCBC shall offer and sell the notes constituting part of its allotment solely outside the United States.

***U.S. Bancorp Investments, Inc., is an affiliate of the trustee under the indenture governing the notes.

The Issuer has filed an automatic shelf registration statement on Form S-3ASR, including a prospectus dated August 3, 2026 (File No. 333-297918) and a preliminary prospectus supplement dated August 3, 2026 with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.